Exhibit 10.5

ADOPTED FOLLOWING SHAREHOLDER APPROVAL AT 2022 AGM

AMENDED BY THE BOARD ON 23 OCTOBER 2024 (RULE 14.1)

SAYONA MINING LIMITED
ACN 091 951 978

Share & Option Plan
Rules

TABLE OF CONTENTS

1	Introduction	3

2	Defined terms and interpretation	3

3	Administration of the Plan	9

4	Invitation to participate	10

5	Application for Incentive Entitlements	11

6	Grant of Incentive Entitlements	12

7	Vesting of Incentive Entitlements	14

8	Exercise of options	15

9	Issue of securities	16

10	Risk lies with Incentive Entitlements Holder	18

11	Trustee	18

12	Change of control	19

13	Bonus Issues, Reconstruction	20

14	Amendments	21

15	Compliance with Law, Corporations Act and Listing Rules	22

16	Miscellaneous	22

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1	INTRODUCTION

1.1	Name of Plan

The Plan is called the “Sayona Share & Option Plan”. The rules of the Plan set out in this document are referred to as the Rules.

1.2	Objectives of Plan

The objectives of the Plan are to:

(a)
provide Incentive Entitlements to Eligible Participants who are considered to be key to the future success of the Company, in order to retain the services of those Eligible Participants in the future and incentivise their performance;

(b)	provide a means by which Eligible Participants may acquire Shares in the Company in addition to their remuneration; and

(c)	recognise and reward the performance of Eligible Participants and their contribution to the future success of the Company by providing Incentive Entitlements to those Eligible Participants.

1.3	Term of Plan

The Plan will commence operation on the date that it is adopted by the Board and will continue until terminated by the Board.

2	DEFINED TERMS AND INTERPRETATION

2.1	Defined terms

In these Rules, unless the context otherwise requires, the following words and phrases have the meaning ascribed to them:

Acquisition Date
in respect of Shares issued under this Plan or following the exercise of Incentive Entitlements, the date on which the Shares are registered in the Company’s register of members in the name of the Eligible Participants or where the Shares are acquired by the Eligible Participants other than by way of subscription, on such other date as may be determined by the Board.

Applicable Law
any applicable statute, regulation, by-law, ordinance or subordinate legislation in force from time to time in the relevant jurisdiction, including common law and equity, as applicable from time to time.

Application	a form for, or method of acceptance by an Eligible Participant of Incentive Entitlements offered under an Invitation approved by the Board from time to time.

Approved Absence
the period of time for which an Incentive Entitlements Holder has been granted an approved leave of absence and who exercises the right to return to work, under any applicable award, enterprise agreement, other agreement, statute or regulation.

ASIC	the Australian Securities and Investments Commission.

ASX	ASX Limited ABN 98 008 624 691.

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Blackout Period	a period when an Eligible Participant is prohibited from trading in the Company’s securities by the Company’s Securities Trading Policy or other similar policy.

Board	the board of directors of the Company or a committee appointed by the Board for the purposes of the Plan.

Bonus Issue	has the meaning given in the ASX Listing Rules.

Business Day	a day on which banks are open for general banking business in Queensland, excluding Saturdays, Sundays and public holidays in Queensland.

Cashless Exercise Facility	the meaning given to it in Rule 8.3.

Change of Control
the occurrence of any of the following events (each a Change of Control Event) that results in a person or group of persons who did not have Control of the Company immediately prior to the completion or occurrence of the relevant Change of Control Event as the case may be (Completed Transaction), having Control of the Company immediately following the Completed Transaction:

(a)      a Takeover Bid being made for the Company;

(b)      a Court sanctioned compromise or arrangement under Part 5.1 of the Corporations Act; or

(c)      a selective capital reduction for the purposes of Chapter 2J of the Corporations Act; or

(d)      any other event that the Board considers has resulted in, will result in, is likely to result in, or should otherwise be treated as, a Change of Control of the Company.

Certificate
in relation to an Option, the certificate or statement (in a form approved by the Board) issued to the Incentive Entitlement Holder which discloses the number of Options held by the Incentive Entitlement Holder.

Company or Sayona	Sayona Mining Limited ACN 091 951 978.

Constitution	the constitution of the Company.

Control	the same meaning as is given to that term in section 50AA of the Corporations Act.

Conversion
the process whereby Plan Shares are either:

(a)      issued; or

(b)      purchased from a third party and then transferred,

to the holder of Performance Rights, on the achievement or satisfaction of the relevant Vesting Conditions as the case may be, and its cognates Convert and Converted have corresponding meanings.

Corporations Act	the Corporations Act 2001 (Cth).

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Corporations Regulations	the regulations made under the Corporations Act.

Director	a director of the Company.

Disclosure Document	the meaning given to it in section 9 of the Corporations Act.

Eligible Participant or Participant
a person who:

(a)      may be issued, sold or transferred Incentive Entitlements under an Employee Share Scheme;

(b)      the Board Invites to participate in this Plan; and

(c)      where the context requires, a person fitting within paragraphs (a) and (b), who accepts the Invitation.

Employee Share Scheme	has the same meaning as is given to that term in the Corporations Act.

Exchange
any recognised stock exchange, including ASX, or securities market on which any part of the share capital of the Company (or any part of the share capital of a Group Member of the Company) is quoted (including in a jurisdiction outside of Australia).

Exercise Period	the period of time during which an Option may be exercised by the relevant Incentive Entitlement Holder.

Exercise Price	a price payable per Share to exercise an Option equal to the fair market value of the underlying Share at the time an Option is granted as prescribed by the Board in the relevant Invitation.

Expiry Date
the date, if any, which may be set by the Board in its absolute discretion, on which an Incentive Entitlement Expires because either:

(a)      the applicable Vesting Conditions have not been met or waived by the Company; or

(b)      the Option has not been exercised.

Expires or Lapses	in respect of: (a) Option, it can no longer be exercised; and (b) Performance Right, it can no longer be Converted.

Government Agency
any government, governmental, semi-governmental, administrative, fiscal or judicial body, department, commission, authority, tribunal, agency or entity and includes any other person authorised by law to give consents or impose requirements.

Grant Date	the date from which the Board determines that an Incentive Entitlement takes effect.

Group Member	each of the Company and its Subsidiaries from time to time.

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Incentive Entitlement	any form of equity based incentive that entitles the Eligible Participant to be issued a Share as determined by the Board, including: (a) Options; and (b) Performance Rights.

Incentive Entitlements Holder
an Eligible Participant to whom Incentive Entitlements have been granted, and includes whether context requires, the registered holder of Plan Shares issued or transferred on the exercise of an Option or the Conversion of Performance Rights.

Invitation	an invitation referred to in Rule 4.1 and its cognates Invite and Inviting have corresponding meanings.

Listing Rules
the Official Listing Rules of the ASX, and for so long as the Shares are listed or quoted on any other stock exchange where such securities exchange requires compliance with its listing rules, the listing rules applicable to that stock exchange.

Market Value	at any given date, the volume weighted average price per Share traded on the ASX over the 5 trading days immediately preceding that given date, unless otherwise specified in an Invitation.

Notice of Exercise	a duly completed and executed notice of exercise of an Option by the relevant Incentive Entitlements Holder, in the form prescribed and otherwise as required by the Board from time to time.

Option	an option to acquire Plan Shares upon payment of an Exercise Price and the satisfaction of the specified Vesting Conditions.

Option Premium	the amount that must be paid by the Eligible Participant for the grant of an Option if the Board so determines.

Option Term
the period of time from the date of the grant of an Option until the earlier of:

(a)      its exercise by the relevant Incentive Entitlements Holder;

(b)      the date on which it Expires or Lapses; and

(c)      other termination in accordance with the Rules.

Outstanding Incentive Entitlements	the meaning given to it in Rule 6.5(a).

Plan	the Sayona Share & Option Plan as set out in these Rules, subject to any amendments or additions made under Rule 14.

Plan Shares	a Share issued under this Plan or as a result of the exercise of an Incentive Entitlement.

PPSA	the Personal Property Securities Act 2009 (Cth).

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Performance Right	a right that Converts into a Plan Share without the Incentive Entitlements Holder needing to take any further action, upon the satisfaction of Vesting Conditions as determined by the Board.

Record Date	the meaning given to it in the ASX Listing Rules.

Remuneration
in relation to an Eligible Participant, the payments, emoluments and other benefits which the Eligible Participant may become entitled to receive from time to time as remuneration for services to be provided or work to be performed by the Eligible Participant in the course of, or in connection with, his or her employment as an employee of a Group Member including, but not limited to, salary or wages.

Salary Sacrifice	where an employee agrees to contractually forgo part of their future Remuneration that they would otherwise receive in return for a benefit of similar value.

Security Interest
any mortgage, pledge, lien, charge, assignment, hypothecation or security interest, or any other agreement or arrangement having a similar commercial or legal effect, and includes an agreement to grant or create any of those agreements or arrangements. It includes a security interest within the meaning of section 12 of the PPSA, other than an interest in Personal Property that would not be a security interest but for the operation of section 12(3) of the PPSA.

Securities	the meaning given to it in section 92 of the Corporations Act.

Settlement Rules	the operating rules of ASX Settlement Pty Ltd ABN 49 008 504 532.

Share	an ordinary share in the capital of the Company that when issued will be fully paid.

Shareholder	a holder of Shares.

Subsidiary	the meaning given in the Corporations Act.

Takeover Bid	the meaning given to that term in section 9 of the Corporations Act.

Taxes
a tax, levy, impost, charge, deduction, withholding or duty of any nature (including stamp and transaction duty) imposed or levied by any Government Agency or required to be remitted to, or collected, withheld or assessed by, any Government Agency, together with any related interest, penalty, fine, expense or other charge on those amounts.

Trading Lock
a mechanism arranged or approved by the Board and administered by the Company (including through its share registry or relevant securities exchange trading systems) that prevents Plan Shares from being disposed of by an Eligible Participant during the Trading Lock Period.

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Trading Lock Period
in relation to any particular Plan Shares, the period from the Acquisition Date until the earlier of:

(a)      such date as may be determined by the Board in its discretion; or

(b)      the day after the date on which the Incentive Entitlements Holder ceases to be an employee, other than because of an Approved Absence,

or such other date determined by the Board.

Trading Policy	the Company’s trading policy (as amended from time to time) that has been released to ASX under ASX Listing Rule 12.10.

Tranche	such number of Plan Shares acquired by or issued to an Incentive Entitlements Holder as a consequence of either the Conversion of a Performance Right or the exercise of an Option.
Trust
the “Sayona Share Plan Trust”, being an employee share trust that may be established by the Company for the sole purpose of subscribing for or acquiring, delivering, allocating and holding Shares in the Company for the benefit of the Eligible Participants and participants in other employee equity incentives schemes established by the Company from time to time.

Trust Deed	the trust deed that may be established by the Company and the Trustee, to be named in the Sayona Share Plan Trust Deed.

Trustee	an entity who has agreed to act as trustee of the Trust (if established) on the terms and conditions set out in the Trust Deed.

Vesting Condition
one or more conditions which must be satisfied or circumstances which must exist before the relevant Incentive Entitlements issued under this Plan will Vest, and in the case of:

(a)      a Performance Right, result in its Conversion into a Plan Share; and

(b)      an Option, entitle the holder of that Option to exercise it and so be issued with (or have transferred to it) the relevant number of Plan Shares upon the payment of any Exercise Price,

and which could include but is not limited to Vesting dates, performance targets, hurdles or key performance indicators.

Vesting Notice	the written notice given by or on behalf of the Company to an Incentive Entitlement Holder informing him or her that all of the Vesting Conditions have been satisfied or waived by the Company.

Vest	when all of the Vesting Conditions in respect of an Incentive Entitlement have been satisfied or waived by the Company and its cognates, Vested and Vesting shall have corresponding meanings.

2.2	Interpretation

In this Plan:

(a)	headings are for convenience only and do not affect the interpretation of these Rules; and

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unless the context otherwise requires:

(b)
reference to any legislation or a provision of any legislation includes a modification or re-enactment of the legislation or a legislative provision substituted for it, and all legislation and statutory instruments and regulations issued under, the legislation;

(c)	words denoting the singular include the plural and vice versa;

(d)	words denoting a gender include the other gender;

(e)	reference to any document or agreement includes reference to that document or agreement as amended, novated, supplemented, varied or replaced from time to time;

(f)	if a word or phrase is given a defined meaning in these Rules, any part of speech or other grammatical form of that word or phrase has a corresponding meaning;

(g)	reference to a Rule or paragraph is a reference to a Rule or paragraph of these Rules, or the corresponding Rule as amended from time to time;

(h)	any reference to the Board includes the Board, any committee appointed by the Board, or any person or body to which the Board has delegated its powers under this Plan;

(i)
a reference in the Plan to a party to a document includes that party's executors, administrators, successors and permitted assigns, including any person taking by way of novation and, in the case of the Trustee, includes any substituted or additional trustee; and

(j)	if an act or thing must be done on a particular day or within a particular period, that act or thing must be done before, and that period ends at, 5.00 pm Brisbane time on a relevant day.

2.3	Applicable Laws

These Rules are to be interpreted subject to the Applicable Laws.

3	ADMINISTRATION OF THE PLAN

3.1	Administration by the company

(a)	The Plan will be administrated by the Company in accordance with these Rules.

(b)	The Company may make further provisions for the operation of the Plan which are consistent with these Rules.

3.2	The Board’s powers

Subject to the general purpose and these Rules, the Board will have full power and authority to implement and carry out this Plan including the power and authority to:

(a)
delegate some or all of the administration of the Plan to any person or persons or committee or sub-committee, for any period and on any terms and conditions it decides, to exercise any of its powers or discretion under the Plan;

(b)	decide on appropriate procedures for administering the Plan, including the forms and notices to be issued under the Plan;

(c)	amend (in accordance with Rule 14), add to or waive any Rule (including this Rule) in relation to any or all Incentive Entitlement Holders;

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(d)	correct any defect or omission, or reconcile any inconsistency in these Rules;

(e)	determine that any decision made, or permission given, under the Plan, is subject to further conditions decided by the Board;

(f)	act or refrain from acting under or in connection with the Plan or any Incentive Entitlements under the Plan and in the exercise of any power or discretion under the Plan;

(g)	waive any Vesting Conditions to which an Incentive Entitlement is subject; and

(h)	make all other administrative decisions which the Board considers necessary or desirable for the administration of the Plan.

3.3	Limits on the Board’s powers and discretion relating to the Plan

Any power or discretion which is conferred on the Board by these Rules must be exercised in the interests, or for the benefit, of the Company, and the Board is not in exercising any such power or discretion, under any fiduciary or other obligation to any other person.

3.4	Compliance with laws

The Plan and the Company’s obligation to issue Shares under the Plan will be subject to all Applicable Laws (including foreign laws), rules and regulations of any applicable regulatory authority (including, without limitation, the Listing Rules and the Settlement Rules, and the rules, regulations and policies of any other Exchange). Plan Shares issued to Eligible Participants pursuant to this Plan may be subject to limitations on sale or resale under applicable security laws.

3.5	Foreign government requirements and sub-plans

The Company may take any action consistent with the terms of this Plan, either before or after a Plan Share has been issued or transferred to a Participant, which the Company deems necessary or advisable to comply with any laws or regulatory requirements of a foreign country, including but not limited to, modifying or amending the terms and conditions governing any Plan Shares (including these Rules or the terms set out in any Invitation), or establishing any local country plans as sub-plans to this Plan. In addition, under all circumstances, the Company may make amendments to this Plan so as to conform with applicable governmental requirements, statutes or regulations.

3.6	Eligible Persons resident overseas

Without limitation to Rule 3.5 when an Eligible Participant is not a resident of Australia, the Rules apply subject to such alterations or additions as the Board determines having regard to any applicable relevant laws, matters of convenience and desirability and similar factors which may have application to the Eligible Participants or to the Company in relation to any Incentive Entitlements issued or ought to be issued to the relevant Eligible Participants.

4	INVITATION TO PARTICIPATE

4.1	Invitation

The Board may from time to time at its absolute discretion issue Invitations to Eligible Participants to apply for a specified number of Incentive Entitlements.

4.2	Required information to be provided to Eligible Participants

The Board will set out in the Invitation to each Eligible Participant the following information regarding that Eligible Participant’s Incentive Entitlements:

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(a)	the nature of the Incentive Entitlements (e.g. Performance Rights or Options);

(b)	the number of Incentive Entitlements for which the Eligible Participant is eligible to apply;

(c)	the Grant Date;

(d)	the Option Premium (if any);

(e)	the Exercise Price (if relevant);

(f)	the Option Term;

(g)	the Exercise Period or Expiry Date (if any);

(h)	the Vesting Conditions (if any);

(i)
any restrictions on dealing with the Incentive Entitlements or any Plan Share issued or transferred in to an Eligible Participant or an Incentive Entitlements Holder on the Conversion of a Performance Right or the exercise of an Option; and

(j)	any other relevant conditions attaching to the Incentive Entitlements.

4.3	Voluntary participation

Participation in this Plan by Eligible Participants is voluntary, and no Eligible Participant is required to participate in this Plan.

5	APPLICATION FOR INCENTIVE ENTITLEMENTS

5.1	Application by Eligible Participant

(a)	Following receipt of an Invitation an Eligible Participant may apply for all or part of the number of Incentive Entitlements specified in the Invitation.

(b)
An Eligible Participant will make the application by sending to the Company the duly completed and signed Application confirming that the Eligible Participant will participate in the Plan and the number of Incentive Entitlements the Eligible Participant will accept.

(c)	By completing and returning the Application the Eligible Participant is deemed to have agreed to be bound by the terms of this Plan and the Constitution (as amended from time to time).

5 .2	Period for acceptance of Invitation

The Company must receive the Application from the Eligible Participant, within the period for acceptance set out in the Invitation if any.

5.3	Payment for Incentive Entitlements

(a)	The method of payment (if any) for Incentive Entitlements will be determined by the Board from time to time having regard to the following:

(i)
the Board may issue Incentive Entitlements to the Eligible Participants for such amount as determined by the Board in its absolute discretion, including but not limited to issuing Incentive Entitlements for nil consideration; and

(ii)	the Board may require or invite an Eligible Participant to pay money on account of any:

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(A)	Incentive Entitlements to be acquired under the Plan; or

(B)
any Plan Shares to be issued or acquired and transferred to an Eligible Participant (either on the relevant securities exchange or by off-market purchase pursuant to Rules 9.1(c)(ii) or 9.1(c)(iii)), the case may be, either by cash or Salary Sacrifice.

(b)	On receipt of any funds payable in accordance with Rule 5.3(a)(i) or 5.3(a)(ii)(A) as the case may be, the Board will arrange for the Incentive Entitlements issued to the Eligible Participant.

(c)	The Company will not require or invite an Eligible Participant to deposit with or lend money to any member of the Group in connection with the Plan.

6	GRANT OF INCENTIVE ENTITLEMENTS

6.1	Grant

(a)
Once the Company has received and accepted a duly signed and completed Application for Incentive Entitlements, the Board may in its absolute discretion and only where the applicant remains an Eligible Participant, grant Incentive Entitlements to the Eligible Participant with effect from the Grant Date, upon the terms set out in these Rules and the Invitation.

(b)
The Company will within a reasonable period after the grant of the Incentive Entitlements, issue the Eligible Participant with a Certificate or statement evidencing the grant of the Incentive Entitlements.

6.2	Disposal restrictions

(a)
If a Plan Share or any Incentive Entitlement, is issued subject to a restriction on dealing, a Trading Lock may be applied to each Tranche of Plan Shares issued to the relevant Incentive Entitlements Holder under the Plan for the duration of the Trading Lock Period applicable to the relevant Plan Shares or Incentive Entitlements the case may be.

(b)	The Board may in its absolute discretion take such action as it considers necessary to enforce the Trading Lock.

6.3	Transfer of Incentive Entitlements

(a)
An Incentive Entitlement granted under the Plan is not transferable other than in accordance with the terms of this Plan, or otherwise with the prior written consent of the Board (which may be withheld in its absolute discretion).

(b)
Where the Board reasonably believes that the transfer of an Incentive Entitlement issued in accordance with these Rules (or the transfer of a Plan Share subject to a restriction in Rule 6.2(a)) would breach:

(i)	these Rules;

(ii)	the terms of any restriction on dealing with that Incentive Entitlement or Plan Share as the case may be (whether a Trading Lock or otherwise);

(iii)	the Corporations Act;

(iv)	the Listing Rules; or

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(v)	any other Applicable Laws,

(each of which being referred to as a Breach), the Board may refuse to register that transfer until it is satisfied that the registration of that transfer will not result in a Breach.

(c)	An Incentive Entitlements Holder may not grant a Security Interest over an Incentive Entitlement (or any Plan Share subject to a Trading Lock) unless the Board provides its prior written consent.

(d)	If an Incentive Entitlements Holder purports to transfer or grant a Security Interest over an Incentive Entitlement contrary to Rule 6.3(c), that Incentive Entitlement will immediately Lapse.

(e)	Rule 6.2(a) does not apply to the transmission of Incentive Entitlements to the legal personal representative of the Incentive Entitlements Holder following the Incentive Entitlements Holder’s death.

6.4	Approvals

The Board must ensure that:

(a)	every issue of Incentive Entitlements under the Plan complies with the Applicable Law; and

(b)	all necessary approvals required under the Applicable Law are obtained prior to the issue of Incentive Entitlements under the Plan.

6.5	Limits on grant of Incentive Entitlements

(a)	The Company will not:

(i)	make an Invitation;

(ii)	be obliged to issue any Incentive Entitlements in response to any Invitation already made (the Outstanding Incentive Entitlements); nor

(iii)	issue or purchase any Plan Share,

unless:

(iv)	it is satisfied that no Applicable Law, the Listing Rules or the Settlement Rules would be contravened as a result; and

(v)	if the offer of Incentive Entitlements is for monetary consideration, it holds the reasonable belief as outlined in Rule 6.5(b).

(b)	The Company holds the reasonable belief if it has reasonable grounds to believe that:

(i)	the total number of Plan Shares that may be issued or required to be issued as a result of making an Invitation or issuing Outstanding Incentive Entitlements, when aggregated with;

(ii)	the number of Shares issued or that may be issued as a result of offers made under the Plan during the previous three-year period,

will not exceed the 5% (or any other percentage permitted under Applicable Law from time to time) of the total number of Shares on issue at the date of the relevant Invitation or the issue of the relevant Outstanding Incentive Entitlements as the case may be.

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7	VESTING OF INCENTIVE ENTITLEMENTS

7.1	Vesting

(a)
Subject to these Rules, each Incentive Entitlement issued to an Incentive Entitlements Holder only will Vest in such form and manner and subject to such Vesting Conditions as the Board prescribes, whether in the Invitation or otherwise.

(b)	An Incentive Entitlement will Vest when a Vesting Notice in respect of those Incentive Entitlements is given or deemed to be given to an Incentive Entitlement Holder.

(c)	Vesting Conditions may be waived by the Company at its discretion.

7.2	Lapse of an Incentive Entitlement

Unless the Board determines otherwise in its absolute discretion, an Incentive Entitlement which has not Vested will Lapse upon the earliest to occur of:

(a)	the Incentive Entitlement lapsing in accordance with Rule 6.3(d);

(b)	the Incentive Entitlement lapsing in accordance with a provision of this Rule 7;

(c)	the Incentive Entitlement lapsing in accordance with any other provision of this Plan;

(d)	the Vesting Conditions in respect of an Incentive Entitlement not being met or waived by the Company as the case may be, by the relevant Expiry Date as applicable; and

(e)	any date or the occurrence of any event specified in the relevant Invitation as the date on which the Incentive Entitlements will automatically Lapse.

7.3	Incentive Entitlements Holder’s death or ill health

Subject to the terms and conditions set out in the relevant Invitation, if before an Incentive Entitlement has Vested, the relevant Incentive Entitlements Holder:

(a)	ceases to be an employee as a result of ill health; or

(b)	dies,

then the Board may determine that any of that Incentive Entitlements Holder’s Incentive Entitlements Vest, and the terms on which those Incentive Entitlements Vest. If the Board does not make a determination within 3 months of the Incentive Entitlements Holder ceasing to be an employee of the Group Member, the Incentive Entitlements of that Incentive Entitlements Holder will be deemed to have Lapsed on the date the Incentive Entitlements Holder ceased to be an employee of the Group Member.

7.4	Fraudulent or dishonest actions

If in the opinion of the Board, an Incentive Entitlements Holder:

(a)	acts fraudulently or dishonestly, is grossly negligent, demonstrates serious and wilful misconduct, or causes material damage to the reputation of any Group Member;

(b)	has his or her employment office terminated due to serious wilful misconduct or otherwise for cause without notice;

(c)	deals with any Incentive Entitlement contrary to the Rules, the relevant Invitation, or Applicable Law; or

(d)	becomes ineligible to hold his or her office due to Part 2D.6 of the Corporations Act,

the Board may, by written notice to the Incentive Entitlements Holder, deem any Vested or unvested Incentive Entitlements of the Incentive Entitlements Holder to have Lapsed.

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7.5	Winding up

If a resolution is passed or an order is made to wind up the Company, the Incentive Entitlements Lapse automatically on the passing of the resolution or making of the order (as applicable).

7.6	Application of Part 2D.2 Division 2 of the Corporations Act

(a)	This Rule 7.6 applies to all termination payments to which Part 2D.2 Division 2 of the Corporations Act applies.

(b)
Notwithstanding any other provision in these Rules or the terms of any Invitation, in the absence of Shareholder approval, the Company is not required to provide, or procure the provision, of any benefit under this Plan which is not permitted by Part 2D.2 Division 2 of the Corporations Act.

(c)
Any benefits required to be provided to an Eligible Participant in accordance with this Plan will, by operation of this Rule, be reduced to ensure compliance with Part 2D.2 Division 2 of the Corporations Act, and the provision of such reduced benefit shall constitute full satisfaction of the obligations of each Group Member. In the event of overpayment to an Eligible Participant, the Eligible Participant, must on receiving written notice from the Board, immediately repay any monies or benefits specified in such notice to ensure compliance with Part 2D.2 Division 2 of the Corporations Act.

(d)	Where Rule 7.6(b) applies, the Company may or may not seek Shareholder approval in its absolute discretion.

8	EXERCISE OF OPTIONS

8.1	Procedure for exercise

The exercise of any Option by an Incentive Entitlement Holder may only be effected by lodging a duly completed Notice of Exercise with the Company, and otherwise in accordance with these Rules and the relevant Invitation.

8.2	Conditions of exercise

An Option may only be exercised if:

(a)
the Vesting Conditions in relation to the Option have been satisfied or the Board determines that it considers it to be in the best interests of the Company to vary or waive the satisfaction of relevant Vesting Conditions and declare the Option to be Vested;

(b)	the Option has not Lapsed (which will be deemed to have occurred if the Option has not been exercised within the applicable Exercise Period or by the applicable Expiry Date if any); and

(c)
the Exercise Price, if any, of the Option has been paid to the Company (by such means and in such manner approved by the Board, including the use of the Cashless Exercise Facility if permitted in the Eligible Participant's Invitation).

8.3	Cashless exercise

(a)
Subject to Rule 8.3(c), an Invitation may specify that an Eligible Participant may at the time of exercise of those Options that are the subject of that Invitation, elect to pay the Exercise Price per Option by setting off the total Exercise Price against the number of Plan Shares which they are entitled to receive upon exercise of the relevant Options (Cashless Exercise Facility).

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(b)
Where an Eligible Participant is permitted in an Invitation and elects to use the Cashless Exercise Facility to exercise Options, the Eligible Participant will only be issued, allocated or transferred that number of Plan Shares (rounded down to the nearest whole number) as are equal in value to the difference between the total Exercise Price otherwise payable or as directed by the Company to exercise those Options, and the then Market Value of the Shares at the time of exercise calculated in accordance with the following formula:

S = O x (MV – EP)
MV

where:

S =	the number of Plan Shares to be issued, allocated or transferred to the Eligible Participant on the exercise of the Options using the Cashless Exercise Facility;
O =	the number of Options exercised by the Eligible Participant using the Cashless Exercise Facility;
MV =	the Market Value of a Share at the time of exercise using the Cashless Exercise Facility; and
EP =	the Exercise Price per Option of the Options exercised using the Cashless Exercise Facility.

(c)
The Cashless Exercise Facility may only be used by an Eligible Participant if the difference between the Exercise Price per Option and the Market Value per Share at the time of Exercise is greater than zero.

8.4	Partial exercise – issue of new Certificate

Where an Incentive Entitlement Holder submits a Notice of Exercise in respect of only some of the Options covered by a Certificate, the Company must either:

(a)	issue a Certificate which evidences the remaining number of Options held by the Incentive Entitlement Holder; or

(b)	endorse the existing Certificate to reflect the remaining number of Options held by the Incentive Entitlement Holder,

as the Company determines at its discretion.

9	ISSUE OF SECURITIES

9.1	Issue of Securities

(a)
Subject to these Rules and the applicable Invitation, each Incentive Entitlement entitles the Incentive Entitlements Holder to one Plan Share (or Option, as applicable) upon Vesting of the Incentive Entitlement.

(b)
Within 10 Business Days after an Incentive Entitlement under the Plan has Vested, the Company must award to the Incentive Entitlements Holder or his or her personal representative (as the case may be) the number of Plan Shares or Options applicable to those Incentive Entitlements.

(c)
The method by which Plan Shares or Options, as applicable, will be awarded to the Incentive Entitlements Holder in accordance with 9.1(b) may be in any one of the following ways, as determined by the Board from time to time:

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(i)	by way of allotment and issue of Plan Shares or Options, as applicable, by the Company;

(ii)	by acquiring Plan Shares in the ordinary course of trading or otherwise on the relevant Exchange and transferring those Shares to the Incentive Entitlements Holder;

(iii)	by acquiring Plan Shares by off-market purchases and transferring those Plan Shares to the Incentive Entitlements Holder;

(iv)	by procuring the Trustee to subscribe for Plan Shares or purchase Plan Shares on or off market, and transferring those Plan Shares to the Incentive Entitlements Holder;

(v)	by allocating Plan Shares held in the Trust to the Incentive Entitlements Holder; or

(vi)	any combination of Rules 9.1(c)(i) to (v).

9.2	Plan Shares ranking

All Plan Shares allotted will rank equally in all respects with the Shares of the same class for the time being on issue except as regards any rights attaching to such Shares by reference to a Record Date before the date of the allotment of the relevant Plan Shares.

9.3	Listing of Plan Shares on an Exchange

If Shares of the same class as the Plan Shares are listed on an Exchange, the Company will apply to the Exchange within a reasonable time after the Plan Shares are allotted (if those Plan Shares are not already listed) for those Plan Shares to be listed.

9.4	Sale of Plan Shares

(a)
There will be no transfer restrictions on Plan Shares allotted unless determined by the Board or unless the sale, transfer or disposal by the Incentive Entitlements Holder of the Plan Shares issued to them on Vesting of the Incentive Entitlements (or any interest in them) would require the preparation of a Disclosure Document.

(b)
If a Disclosure Document is required, the Incentive Entitlements Holder agrees to enter into such arrangements with the Company as the Board considers appropriate to prevent the sale, transfer or disposal of the relevant Shares in a manner that would require a Disclosure Document to be prepared, or which would otherwise breach any Applicable Law.

9.5	Restrictions as to dealing

If the Shares issued are subject to any restriction as to disposal or other dealing by the Eligible Participant (whether it be pursuant to the terms of issue by the Board or staff trading policies), the Board may implement any procedure it deems appropriate to ensure compliance (including the imposition of a Trading Lock on those Shares).

9.6	Blackout Period, Takeover Restrictions and Insider Trading

If an issue of Shares pursuant to the exercise of rights under an Incentive Entitlement would otherwise fall within a Blackout Period, or breach the insider trading on takeover provisions of the Corporations Act, the Company may delay the issue of the Shares until 10 Business Days following the expiration, as applicable, of the Blackout Period or the day on which the insider trading or takeover provisions no longer prevent the issue of the Shares.

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10	RISK LIES WITH INCENTIVE ENTITLEMENTS HOLDER

10.1	Independent advice

Each Incentive Entitlements Holder acknowledges and agrees that:

(a)
the Incentive Entitlements Holder has either obtained independent legal and financial advice before deciding whether to participate in this Plan or had the opportunity to obtain such independent advice but has chosen voluntarily not to obtain that advice; and

(b)
the Incentive Entitlements Holder has decided to participate in this Plan of their own free will and in reliance on their own judgement and advice and not in reliance on any statement, representation or warranty made by or on behalf of the Group Member or any of its officers; and

(c)	the Company and its officers and employees make no representation or warranty concerning the financial benefit or taxation consequences of participating in the Plan.

10.2	Risk of loss

(a)
If an Incentive Entitlements Holder is issued Shares or granted Options as a result of participating in this Plan, the risk of loss to that Incentive Entitlements Holder as the holder of Shares or Options arising for any reason whatsoever including from the Shares or Options falling in value lies with the Incentive Entitlements Holder. Neither the Group Member, nor the Board, nor any officer or employee of the Group Member represents that either the Shares or Options will maintain their value or increase in value. of them are responsible to an Incentive Entitlements Holder if the Incentive Entitlements Holder suffers any loss.

(b)
Neither the Group Member nor any adviser to the Group Member nor the Board represents or warrants that this Plan will have any particular taxation consequences or that any Incentive Entitlements Holder will gain any taxation advantage by participating in this Plan and they are not liable for, or as a consequence of, any taxes imposed upon or duties assessed against an Incentive Entitlements Holder.

10.3	Withholding

Pursuant to this Plan, the Company may make any and all withholdings or deductions (including from an Incentive Entitlements Holder’s other income or remuneration) that may be required for income tax purposes under all applicable legislation, regulation and policy in respect of the exercise of an Incentive Entitlement and/or issuance of any Share under the Plan. Where there are insufficient funds to satisfy the required withholding, the Incentive Entitlements Holder shall make such other arrangements with the Company to satisfy such withholding that are acceptable to the Company.

11	TRUSTEE

11.1	Rights and obligations

The Board may determine and conclude agreements with the Trustee in relation to the operation of this Plan, and enforce or prosecute any rights and obligations under such agreements, without reference or recourse to the Incentive Entitlements Holders.  Without limiting the Company’s rights in this regard, the Company may, in accordance with any such agreements:

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(a)
provide funds to the Trustee in order to allow the Trustee to subscribe for, acquire or allocate Shares held in Trust to the Incentive Entitlements Holder in accordance with Rules 9.1(c)(iv) and 9.1(c)(v);

(b)	pay the Trustee for services provided in connection with this Plan and the Trust;

(c)	remove the Trustee and appoint a new trustee (and make any necessary arrangements or provisions for the transfer of Shares held by the Trustee to a new trustee); and

(d)	otherwise exercise any rights, responsibilities or powers afforded to it under the Trust Deed.

11.2	Costs

The Board may determine the manner in which any costs associated with the Trust and the costs incurred in the course of the performance by the Trustee of its role and duties under this Plan and the Trust Deed are to be borne.

11.3	Administration and holding of Shares

The Trustee must administer the Trust and hold Shares under the Plan in accordance with this Plan, the Trust Deed and any procedures determined by the Company and as agreed between the Board and the Trustee.

11.4	Registration of Shares

Unless the Board determines otherwise, if Shares are held by the Trustee for the proposed allocation to Incentive Entitlements Holders in accordance with Rule 9.1(c)(iv), those Shares will be registered in the name of the Trustee until such allocation is made.

12	CHANGE OF CONTROL

12.1	Change of Control Events

Subject to the terms and conditions of a grant of an Incentive Entitlement and the Applicable Law:

(a)
where there is a Change of Control Event, the Board may, in its absolute discretion, determine that all or a specified number of an Incentive Entitlements Holder’s unvested Incentive Entitlements or Plan Shares Vest, Lapse, be forfeited, remain on foot, or cease to be subject to restrictions (as applicable).

(b)	To the extent the Board does not exercise its discretion under Rule 12.1(a) and where there is an actual change in the Control of the Company then, unless the Board determines otherwise:

(i)	any restrictions on dealing imposed by the Board on Plan Shares cease to have effect;

(ii)
all unvested Incentive Entitlements will immediately Vest on a pro-rata basis having regard to the portion of the prescribed period for the satisfaction of the Vesting Condition(s) that has elapsed; and

(iii)	any unvested Incentive Entitlements that do not Vest under Rule 12.1(b)(ii) will Lapse.

(c)	For the avoidance of doubt:

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(i)	a Change of Control Event does not include an internal reorganisation of the structure, business and/or assets of the Company and its subsidiaries.

(ii)
An Incentive Entitlement that Vests under this Rule 12.1 will Vest in such form and manner as prescribed by the Board whether in the Invitation or otherwise, which may include the Board’s determination that the Vesting (and if applicable, exercise) of Incentive Entitlements will be satisfied by a cash payment in lieu of an award of Plan Shares to the Incentive Entitlements Holder of approximately equivalent value (calculated in the Board’s absolute discretion).

12.2	Acquisition of shares in Acquiring Company

(a)	If:

(i)	a company (Acquiring Company) obtains Control of the Company as a result of a Change of Control Event; and

(ii)	the Company and the Acquiring Company agree,

subject to the Applicable Laws, and the Listing Rules, an Incentive Entitlements Holder may, upon:

(i)	Vesting of Performance Rights; or

(ii)	exercise of Options,

be provided with shares of the Acquiring Company or its parent or subsidiary in lieu of Shares in such manner as the Company and the Acquiring Company may agree (including by a replacement security or exchange of Shares issued on Vesting or exercise), and with any Vesting Conditions considered to be appropriate by the Board in the circumstances.

(b)
If Rule 12.2(a) applies, the Incentive Entitlements Holder appoints the Company as their agent to do anything needed to give effect to this arrangement, including agreeing to become a member of the Acquiring Company or its parent (as applicable).

13	BONUS ISSUES, RECONSTRUCTION

13.1	Adjustment for Bonus Issue

(a)
If the Company issues Securities by way of Bonus Issue to Shareholders, an Incentive Entitlements Holder is entitled, upon Vesting of Incentive Entitlements to receive in addition to the Share in respect of which an Incentive Entitlement Vests, the number of Securities which the Incentive Entitlements Holder would have received if the Incentive Entitlement had Vested before the Record Date for the Bonus Issue.

(b)
Any additional Securities to which an Incentive Entitlements Holder becomes entitled under Rule 13.1(a) will, as from the time Securities are issued pursuant to the Bonus Issue and until those additional Securities are allotted, be regarded as Securities comprised in the relevant Incentive Entitlements for the purposes of subsequent applications of Rule 13.1(a), and any adjustments which, after the time just mentioned, are made under Rule 13.2 to the number of Shares will also be made to the additional Shares.

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13.2	Adjustment for reorganisation

If there is any reorganisation (including consolidation, subdivision, reduction or return) of the issued Shares, the number of Incentive Entitlements to which each Incentive Entitlements Holder is entitled will be adjusted by the Board in the manner provided for in the Listing Rules and the Corporations Act.

13.3	No other participation

Subject to Rule 13.1, before the Vesting of an Incentive Entitlement, an Incentive Entitlements Holder is not entitled to participate in any new issue of Shares as a result of holding Incentive Entitlements.

13.4	Board discretion

(a)
In the application of this Rule 13, subject to Applicable Law, the Board may make whatever adjustments it considers appropriate to ensure that the consequences of that application are fair as between the Incentive Entitlements Holders and holders of other Securities.

(b)
Any dispute that arises at any time with respect to any such adjustment will be conclusively determined by the Board, and any such determination will be binding on the Company, the Participant and all other affected parties.

13.5	No limitation

The grant of Incentive Entitlements under this Plan will in no way affect the Company’s right to adjust, reclassify, reorganize or otherwise change its capital or business structure or to merge, amalgamate, reorganize, consolidate, dissolve, liquidate or sell or transfer all or any part of its business or assets or engage in any like transaction.

14	AMENDMENTS

14.1	Power to amend Plan

Subject to Rules 14.2 and 14.3 and Applicable Law, the Board may at any time by resolution amend or add to all or any of the provisions of the Plan (including this Rule 14), or the terms of any Incentive Entitlement granted under the Plan, whether those terms are set out in the Plan or in the relevant Invitation, including Vesting Conditions.

14.2	Restrictions on amendments without the consent of the Incentive Entitlements Holder

The Board may not, without the consent of the Incentive Entitlements Holder, make any amendment to the terms of any granted Incentive Entitlement which reduces the rights of the Incentive Entitlements Holder in respect of that Incentive Entitlement, other than an amendment introduced primarily:

(a)
for the purpose of complying with or conforming to present or future legislation applicable to the Company or the Plan, or any Applicable Law, or any requirement, policy or practice of ASIC, the Exchange, or the Listing Rules, regulations or directions of any other regulatory body governing or regulating the maintenance or operation of the Plan or like plans;

(b)	to correct any manifest error or mistake; or

(c)
to take into consideration possible adverse tax implications in respect of the Plan arising from, amongst others, adverse rulings from the Commissioner of Taxation, changes to tax laws (including the applicable tax laws in a foreign jurisdiction) or changes in the interpretation of tax laws by a court of competent jurisdiction.

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14.3	Retrospective Effect

Subject to Rule 14.1, any amendment made pursuant to Rule 14 may be given such retrospective effect as is specified in the written instrument or resolution by which the amendment is made.

14.4	Notice of amendment

As soon as reasonably practicable after making any amendment under Rule 14.1, the Board will give notice in writing of that amendment to any Incentive Entitlements Holder affected by the amendment.

15	COMPLIANCE WITH LAW, CORPORATIONS ACT AND LISTING RULES

15.1	Compliance with the law, Corporations Act and Listing Rules

Notwithstanding any other provisions of these Rules or any term or conditions of the participation of any Participant in the Plan, the Board must not issue any Incentive Entitlements under the Plan, and no Share may be transferred or otherwise dealt with unless:

(a)	all necessary approvals from any Government Agency in respect of the issue, transfer or dealing have been obtained; and

(b)	the issue, transfer or dealing complies with the Company’s Constitution, all Applicable Laws and Listing Rules that may govern the Company and the Plan.

15.2	Listing Rules to take precedence

If the Company is listed, the following applies:

(a)	notwithstanding anything contained in this Plan, if the Listing Rules prohibit an act being done, the act must not be done;

(b)	nothing contained in this Plan prevents an act being done that the Listing Rules require to be done;

(c)	if the Listing Rules require this Plan to contain a provision and it does not contain such a provision, this Plan is deemed to contain that provision;

(d)	if the Listing Rules require this Plan not to contain a provision and it contains such a provision, this Plan is deemed not to contain that provision; and

(e)	if any provision of this Plan is or becomes inconsistent with the Listing Rules, this Plan is deemed not to contain that provision to the extent of the inconsistency.

16	MISCELLANEOUS

16.1	Rights and obligations of Incentive Entitlements Holder

(a)
The rights and obligations of any Eligible Participant under the terms of their office or employment with a Group Member are not affected by their participation in the Plan. Unless expressly provided otherwise:

(i)	in the Invitation; or

(ii)	the terms of any contract of employment or service between the Company and the Eligible Participant (Service Contract),

these Rules will not form part of, and are not incorporated into, any Service Contract. No Incentive Entitlements Holder will have any right to compensation or damages for loss of any entitlement to Incentive Entitlements as a consequence of the termination of their office or employment with a Group Member.

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(b)
Nothing in the Plan will give any Eligible Participant any right to participate in the Plan and the grant of an Incentive Entitlement to an Eligible Participant does not give that Eligible Participant any right to the grant of a subsequent Incentive Entitlement.

16.2	Waiver of terms and conditions

Notwithstanding any other provisions of the Plan, the Board may at any time waive in whole or in part any terms or conditions (including any Vesting Condition) in relation to any Incentive Entitlements granted to any Incentive Entitlements Holder.

16.3	Communication

(a)
Any notice or other communication under or in connection with the Plan may be given by personal delivery or by sending the same by post or facsimile or electronic means, in the case of a company to its registered office, and in the case of an individual to the individual’s last notified address, or, where an Incentive Entitlements Holder is a director or employee of a Group Member, either to the Incentive Entitlements Holder’s last known address or to the address of the place of business at which the Incentive Entitlements Holder performs the whole or substantially the whole of the duties of the Incentive Entitlements Holder’s office or employment.

(b)	If a notice or other communication is given by:

(i)	post, it is deemed to have been received 24 hours after it was put into the post properly addressed and stamped;

(ii)	facsimile, it is deemed to have been received on completion of transmission; and

(iii)	electronic transmission, the notice is taken to have been served at the time the electronic transmission is sent.

16.4	Attorney

Each Incentive Entitlements Holder, in consideration of an Invitation:

(a)
irrevocably appoints the Company and any person nominated from time to time by the Company (each an attorney), severally, as the Incentive Entitlements Holder’s attorney to complete and execute any documents including applications for Shares and Share transfers and to do all acts or things on behalf of and in the name of the Incentive Entitlements Holder which may be convenient or necessary for the purpose of giving effect to the provisions of these Rules;

(b)	covenants that the Incentive Entitlements Holder will ratify and confirm any act or thing done pursuant to this power;

(c)	releases each Group Member and the attorney from any liability whatsoever arising from the exercise of the powers conferred by this Rule; and

(d)	indemnifies and holds harmless each Group Member and the attorney in respect thereof.

16.5	Applicable Law

To the extent that any covenant or other provision contained in the Plan is inconsistent with any Applicable Law, then this Plan is deemed modified to the extent necessary to make it consistent with Applicable Law.

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16.6	Laws governing Plan

(a)	This Plan and any Incentive Entitlements issued under it are governed by the laws of Queensland and the Commonwealth of Australia.

(b)	The Company and the Incentive Entitlements Holders submit to the non-exclusive jurisdiction of the courts of Queensland.

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